UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2011

Commission file number: 001-33084

SUSSER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4525 Ayers Street

Corpus Christi, Texas 78415

(Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (361) 884-2463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

McLane Distribution Services Agreement

On January 12, 2011, Stripes LLC (“Stripes”), a wholly-owned subsidiary of Susser Holdings Corporation (together with Stripes, the “Company”), and McLane Company, Inc. (“McLane”) entered into a new distribution service agreement (the “McLane DSA”), which was made effective January 1, 2011 and replaced the Company’s previous agreement with McLane. The Company currently purchases more than 40% of the merchandise sold in its convenience stores, including most tobacco and grocery items, through McLane.

Under the McLane DSA, which covers all convenience stores operated by the Company, the Company has agreed to purchase certain categories of products exclusively from McLane (subject to certain exceptions) at McLane’s after-tax cost, reduced by any promotional allowances and volume rebates, plus an agreed upon delivery fee by region that is subject to fuel cost-related surcharges. The McLane DSA provides for a partial pass-thru to the Company of manufacturer price-protection arrangements, an early payment rebate and mutual renegotiation rights upon certain material changes in the business of either party.

The term of the McLane DSA extends until the second anniversary of its effective date, followed by three one-year renewal periods that take effect automatically unless either party delivers 180 days prior written notice of non-renewal. The McLane DSA may be terminated upon customary events of default or insolvency and may be terminated by Stripes upon 60 days prior written notice at any time following the first anniversary of the effective date.

Labatt Corporate Account Agreement

On January 12, 2011, Stripes and Labatt Food Service LLC (“Labatt”) entered into a new corporate account agreement (the “Labatt Agreement” and, together with the McLane Agreement, the “Agreements”), which replaced the Company’s previous corporate account agreement with Labatt. The pricing provisions of the Labatt Agreement apply retro-actively effective to September 1, 2010, The Company currently purchases most restaurant products and ingredients, through Labatt.

Under the Labatt Agreement, which also covers all convenience stores operated by the Company, the Company has agreed to purchase certain products from Labatt at Labatt’s delivered cost, reduced by any promotional allowances and volume rebates offered by manufacturers, plus an agreed upon mark-up. The Company will also pay a fuel surcharge, or be entitled to a delivery credit, depending on prevailing fuel prices. The Labatt Agreement provides for an early payment rebate feature and mutual renegotiation rights upon certain material changes in the business of either party.

The term of the Labatt Agreement extends until December 31, 2013, followed by two one-year renewal periods that take effect automatically unless either party delivers 120 days prior written notice of non-renewal. The Labatt Agreement may be earlier terminated upon customary events of default or insolvency, or by Stripes upon 90 days prior written notice if Stripes experiences a change in control or certain other material changes in its business.

Agreements, Generally

The Agreements also contain provisions reflecting, among other things, customary representations, covenants and warranties, indemnification, confidentiality and insurance requirements, audit rights and agreements as to choice of law and/or forum. While the Company views the pricing and other provisions of the McLane DSA and the Labatt Agreement as generally favorable, it does not expect that the reduction to its retail cost of goods will have a material impact to the Company’s financial statements. The foregoing descriptions of the McLane DSA and the Labatt Agreement are qualified in their entirety by reference to the text of the agreements themselves, which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending January 2, 2011 (with certain confidential portions excluded).

Item 2.02	Results of Operations and Financial Condition.

The following information is furnished under Item 2.02, “Results of Operations and Financial Condition.” This information, including the information contained in Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 12, 2011, the Company issued a news release that included certain expected financial results for its fourth fiscal quarter ended January 2, 2011. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

99.1	News Release of Susser Holdings Corporation, dated January 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: January 18, 2011	By:	/s/ Mary E. Sullivan
Name: Mary E. Sullivan
Title: Executive Vice President and Chief Financial Officer